Exhibit 3.2

BYLAWS

OF

AVIDITY BIOSCIENCES, INC.

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of Avidity Biosciences, Inc. (the “Corporation”) shall be established and maintained at the office of Corporation Service Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said company shall be the registered agent of the Corporation in charge thereof.

SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. Annual Meetings. Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held by means of remote communication or at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date or place of meeting, the annual meeting of stockholders shall be held at the offices of the Corporation on the last Tuesday of April at 10:30 a.m. local time.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. Other Meetings. Meetings of stockholders for any purpose other than the election of directors may be held by means of remote communication or at such place, either within or without the State of Delaware, and at such time and date as shall be stated in the notice of meeting.

SECTION 3. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be effective after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any other question before the meeting shall be by ballot. All elections of directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

SECTION 4. Quorum. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; provided, however, that only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary of the Corporation or by resolution of the Board of Directors.

SECTION 6. Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his, her or its address as it appears on the records of the Corporation not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 7. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. Number and Term. The Board of Directors shall initially consist of two directors. Thereafter, the number of directors shall be determined by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and qualified. Directors need not be stockholders.

SECTION 2. Resignations. Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President or Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. Vacancies. Any newly created directorships resulting from an increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause may be filled by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director or by a majority vote of the stockholders of the Corporation.

SECTION 4. Removal. Any director may be removed, with or without cause, at any time by the affirmative vote of the holders of at least a majority of the votes that all the stockholders of the Corporation would be entitled to cast in any election of director.

SECTION 5. Powers. The Board of Directors shall exercise all of the powers of the Corporation, except such as are by law, by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

SECTION 6. Committees. The Board of Directors may designate one or more committees consisting of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors creating such committee or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority to (a) amend the Certificate of Incorporation, (b) adopt an agreement of merger or consolidation, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (e) amend the Bylaws of the Corporation.

SECTION 7. Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors shall be held whenever called by any director or the President, by remote communication or at such place (within or without the State of Delaware), date and time as may be specified in the respective notice or waiver of notice of such meetings. Special meetings of the Board of Directors may be called on (i) 24 hours’ notice, if such notice is sent by email or other electronic transmission to each director or delivered to him or her personally or (ii) two business days’ notice, if such notice is mailed to each director, addressed to him or her at his or her usual place of business or other designated address. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice (including by email or other electronic transmission), whether before or after such meeting. Any business may be conducted at a special meeting of the Board of Directors.

Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of telephone conference, video conference or similar communications equipment by means of which all persons participating in the meeting can speak and hear each other and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 8. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is present and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 9. Compensation. Directors shall not receive any stated salary for their service as directors or as members of committees; provided, however, that, by resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee, as applicable.

ARTICLE IV

OFFICERS

SECTION 1. Officers. The officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors from time to time and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman and one or more Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. The initial officers shall be elected concurrent with the adoption of these Bylaws. More than one office may be held by the same person.

SECTION 2. Resignations. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President, Secretary or Chairman of the Board of Directors of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. Removal. Except as hereinafter provided, any officer or officers may be removed either for or without cause at any time by the Board of Directors.

SECTION 4. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 5. Chairman. The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 6. President. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the President shall be the chief executive officer of the Corporation and shall have the responsibility for the general management and control of the business and affairs of the Corporation. The President shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board of Directors. The President shall perform the duties and exercise the powers of the Treasurer in the event of a vacancy in the office of the Treasurer, or in the event of either such person’s absence or disability.

SECTION 7. Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice President may be designated by the Board of Directors (or its designee) to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

SECTION 8. Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors (or its designee) may from time to time prescribe.

SECTION 9. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books, shall have power to sign all stock certificates, and shall perform such other duties as the Board of Directors (or its designee) may from time to time prescribe.

ARTICLE V

MISCELLANEOUS

SECTION 1. Uncertificated Shares. Shares of the Corporation’s stock shall be issued in uncertificated form.

SECTION 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. A record shall be made of each transfer and, whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 3. Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting or more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 4. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors deem to be in the best interests of the Corporation.

SECTION 5. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 6. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

SECTION 7. Notice and Waiver of Notice. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Actions, Suits and Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the

Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including, without limitation, attorneys’ fees), liabilities, losses, judgments, fines (including, without limitation, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 6.2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including, without limitation, attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

SECTION 3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article VI, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 of these Bylaws, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified to the fullest extent permitted by law against all expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

SECTION 4. Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 6.4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (a) the employment of counsel by Indemnitee has been authorized by the Corporation, (b) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (c) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article VI. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (b) above. The Corporation shall not be required to indemnify Indemnitee under this Article VI for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

SECTION 5. Advance of Expenses. Subject to the provisions of Sections 6.4 and 6.6 of these Bylaws, in the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article VI, any expenses (including, without limitation, attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter to the fullest extent permitted by law; provided, however, that, to the extent required by law, the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise; and provided further that no such advancement of expenses shall be made under this Article VI if it is determined (in the manner described in Section 6.6 of these Bylaws) that (a) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (b) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

SECTION 6. Procedure for Indemnification and Advancement of Expenses. In order to obtain indemnification or advancement of expenses pursuant to Section 6.1, 6.2, 6.3 or 6.5 of these Bylaws, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (a) the Corporation has assumed the defense pursuant to Section 6.4 of these Bylaws (and none of the circumstances described in Section 6.4 of these Bylaws that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (b) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 6.1, 6.2 or 6.5 of these Bylaws, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 6.1 or 6.2 of these Bylaws only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 6.1 or 6.2 of these Bylaws, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion or (d) by the stockholders of the Corporation.

SECTION 7. Remedies. To the fullest extent permitted by law, the right to indemnification or advancement of expenses as granted by this Article VI shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6.6 of these Bylaws that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. In any suit brought by Indemnitee to enforce a right to indemnification or advancement, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall have the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI. Indemnitee’s expenses (including, without limitation, attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement, in whole or in part, in any such proceeding shall also be indemnified by the Corporation to the fullest extent permitted by law. Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification hereunder it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 8. Limitations. Notwithstanding anything to the contrary in this Article VI, except as set forth in Section 6.7 of these Bylaws, the Corporation shall not indemnify an Indemnitee pursuant to this Article VI in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board. Notwithstanding anything to the contrary in this Article VI, the Corporation shall not indemnify (or advance expenses to) an Indemnitee to the extent such Indemnitee is reimbursed (or advanced expenses) from the proceeds of insurance, and in the event the Corporation makes any indemnification (or advancement) payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification (or advancement) payments to the Corporation to the extent of such insurance reimbursement

SECTION 9. Subsequent Amendment. No amendment, termination or repeal of this Article VI or of the relevant provisions of the DGCL or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

SECTION 10. Other Rights. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article VI shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification and advancement rights and procedures different from those set forth in this Article VI. In addition, the Corporation may, to the extent authorized from time to time by the Board, grant indemnification and advancement rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VI.

SECTION 11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article VI to indemnification by the Corporation for some or a portion of the expenses (including, without limitation, attorneys’ fees), liabilities, losses, judgments, fines (including, without limitation, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, as amended) or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including, without limitation, attorneys’ fees), liabilities, losses, judgments, fines (including, without limitation, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, as amended) or amounts paid in settlement to which Indemnitee is entitled.

SECTION 12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 13. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including, without limitation, attorneys’ fees), liabilities, losses, judgments, fines (including, without limitation, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, as amended) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 14. Definitions. Terms used in this Article VI and defined in Section 145(h) and Section 145(i) of the DGCL shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

ARTICLE VII

AMENDMENTS

These Bylaws may be altered or repealed and Bylaws may be made (i) at any annual meeting of the stockholders (or at any special meeting thereof if notice of the proposed alteration or repeal or Bylaws to be made is contained in the notice of such special meeting) by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat or (ii) by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors (or at any special meeting of the Board of Directors if notice of the proposed alteration or repeal or Bylaws to be made is contained in the notice of such special meeting) or (iii) by action of the stockholders or the Board of Directors without a meeting as permitted by the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.